INDEPENDENT AUDITOR’S REPORT
To the Members
of Project Viking, LLC
We have audited the accompanying financial statements of Project Viking, LLC (a Minnesota limited liability company), which comprise the balance sheets as of October 31, 2012, 2011, and 2010, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Project Viking, LLC as of October 31, 2012, 2011, and 2010, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Boulay PLLP
Boulay PLLP
Minneapolis, MN
October 16, 2013

PROJECT VIKING, LLC

Balance Sheets

	October 31,	October 31,	October 31,
	2012	2011	2010
ASSETS

Long-Term Assets
Investment in Heron Lake BioEnergy, LLC	$890,615	$14,444,644	$10,736,766

Total Assets	$890,615	$14,444,644	$10,736,766

MEMBERS' EQUITY

Members' Equity	$890,615	$14,444,644	$10,736,766

Total Members' Equity	$890,615	$14,444,644	$10,736,766

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Operations

	Year	Year	Year
	Ended	Ended	Ended
	October 31,	October 31,	October 31,
	2012	2011	2010

Income (loss) from equity method investment -
Heron Lake BioEnergy, LLC	$(13,554,029)	$207,878	$400,439

Net Income (Loss)	$(13,554,029)	$207,878	$400,439

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Changes in Members' Equity

Balance - October 31, 2009	$5,836,327

Member contributions	4,500,000

Net income for the year ended October 31, 2010	400,439

Balance - October 31, 2010	10,736,766

Member contributions	3,500,000

Net income for the year ended October 31, 2011	207,878

Balance - October 31, 2011	14,444,644

Net loss for the year ended October 31, 2012	(13,554,029)

Balance - October 31, 2012	$890,615

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC

Statements of Cash Flows

	Year	Year	Year
	Ended	Ended	Ended
	October 31,	October 31,	October 31,
	2012	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$(13,554,029)	$207,878	$400,439
Adjustments to reconcile net income (loss) to net cash provided by operations:
(Gain) loss on equity method investment	13,554,029	(207,878)	(400,439)
Net Cash Provided by Operating Activities	—	—	—

Cash Flows from Investing Activities:
Payments for Heron Lake BioEnergy investment	—	(3,500,000)	(4,500,000)
Net Cash Used in Investing Activities	—	(3,500,000)	(4,500,000)

Cash Flows from Financing Activities:
Members contributions	—	3,500,000	4,500,000
Net Cash Provided by Financing Activities	—	3,500,000	4,500,000

Net Increase (Decrease) in Cash	—	—	—

Cash – Beginning of Period	—	—	—

Cash – End of Period	—	—	—

Notes to Financial Statements are an integral part of this Statement.

PROJECT VIKING, LLC
Notes to Financial Statements
October 31, 2012, 2011, 2010

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Project Viking, LLC (“Project Viking” or the “Company”) is a Minnesota limited liability company that was organized by Roland and Diane Fagen (collectively, the “Fagens”) to invest in Heron Lake BioEnergy, LLC (“Heron Lake” or “HLBE”). HLBE is an ethanol plant that has an approximate annual production capacity of 50 million gallons.

Investments
The Company has one investment which consists of membership units of HLBE. The Company accounts for this investment using the equity method as the Company has the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee between 20% and 50%, although other factors, such as representation on the investee’s Board of Directors, are considered in determining whether the equity method is appropriate. The Company records equity method investments initially at cost, and adjusts the carrying amount to reflect the Company’s share of the earnings or losses of the investee, including all adjustments similar to those made in preparing financial statements.

Fiscal Reporting Period

The Company has adopted a fiscal year ending October 31 for financial reporting purposes.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. The Company had no significant uncertain tax positions as of October 31, 2012, 2011 or 2010. For years before fiscal 2010, the Company is no longer subject to U.S. Federal or state income tax examinations.

Subsequent Events

The Company has evaluated subsequent events through October 16, 2013, the date which the financial statements were available to be issued.

2. INVESTMENT IN HERON LAKE BIOENERGY

At October 31, 2012, 2011, and 2010, that Company owned 16,005,949, 16,005,949, and 9,005,949 of HBLE membership units, respectively. These units represented an ownership interest totaling approximately 41.4%, 43.0%, and 29.8% of the total membership units of HLBE at October 31, 2012, 2011, and 2010, respectively.

On July 31, 2013, Project Viking entered into a subscription agreement (the “Viking Subscription Agreement”) with HLBE relating to Project Viking's purchase of 8,075,000 Class A Units and 15,000,000 Class B Units of HLBE for $0.30 per unit for an aggregate purchase price of $6,922,500. The purchase price for the Units was paid on July 31, 2013, and the Units were issued by HLBE to Project Viking effective July 31, 2013.

On July 31, 2013, immediately following the subscription agreement discussed above, the Fagens entered into a membership interest purchase agreement (the “MIPA”) with Granite Falls Energy, LLC (“GFE”) to sell 100% of the membership interests of Project Viking for an aggregate purchase price of $17,024,500, paid as follows: (i) an $8,000,000 cash payment from GFE to the Fagens, (ii) the issuance of a secured promissory note from GFE to the Fagens in the principal amount of $4,024,500, and (iii) GFE's assumption of Mr. Fagen's and Project Viking's obligations under a promissory note in the principal amount of $5,000,000 in favor of Granite Falls Bank. As security for the Note, GFE granted to the Fagens a security interest in the membership interests of Project Viking.

Immediately following the closing of the Viking Subscription Agreement, HLBE had outstanding 46,697,107 Class A Units and 15,000,000 Class B Units, for a total of 61,697,107 Units. Immediately following the closing of the Viking Subscription Agreement, Project Viking owned 24,080,949 Class A Units of HLBE and 15,000,000 Class B Units of HLBE, for a total of 39,080,949 Units or 63.34% of the 61,697,107 Units outstanding immediately following the closing of the Viking Subscription Agreement. As a

PROJECT VIKING, LLC
Notes to Financial Statements
October 31, 2012, 2011, 2010

result, under HLBE's member control agreement, Project Viking is entitled to appoint five (5) of the nine (9) governors to HLBE's board of governors.

The carrying amount of the investment in Heron Lake was $890,615, $14,444,644, and $10,736,766 at October 31, 2012, 2011, and 2010, respectively. Summary audited financial information for Heron Lake as of and for the years ended October 31, 2012, 2011, and 2010 follows:

	2012	2011	2010
Financial Position
Current assets	$7,538,782	$14,237,942	$18,254,313
Property and equipment, net	58,099,286	88,592,945	89,803,647
Other assets	942,951	1,303,037	1,482,617
Total assets	$66,581,019	$104,133,924	$109,540,577

Current liabilities	$45,000,237	$7,807,727	$60,034,593
Long-term debt	4,031,335	46,844,912	4,068,716
Members' equity	17,549,447	49,481,285	45,437,268
Total liabilities and members' equity	$66,581,019	$104,133,924	$109,540,577

Results of operations
Revenues	$168,659,935	$164,120,375	$110,624,758
Operating income (loss)	(29,785,258)	3,343,286	5,677,058
Net income (loss) attributable to Heron Lake BioEnergy	(32,705,662)	570,855	1,683,521

3. MEMBERS' EQUITY

The Company has one class of membership units which are 100% owned by two members. The units have no par value and have identical rights, obligations and privileges.

In July 2010, the members made a capital contribution totaling $4,500,000. In May 2011, the members made a capital contribution totaling $3,500,000.